Exhibit 3.1

AMENDED AND RESTATED BYLAWS
OF
AIR TRANSPORT SERVICES GROUP, INC.
(a Delaware Corporation)

ARTICLE I
OFFICES

Section 1.1 Principal Office.

(a)    The principal executive office of Air Transport Services Group, Inc. (herein called the “Corporation”) shall be at such place established by the Board of Directors (the “Board”) in its discretion.

(b)    The Board shall have full power and authority to change the location of the principal executive office.

Section 1.2 Registered Office.

The registered office in the State of Delaware is hereby fixed and located at Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808. The Board is hereby granted full power and authority to change the place of said registered office within the State of Delaware.

Section 1.3 Other Offices.

The Corporation may also have from time to time branch or substitute offices at such other places as the Board may deem appropriate.

ARTICLE II
STOCKHOLDERS’ MEETINGS

Section 2.1 Place.

Meetings of the stockholders shall be at such place within or outside the State of Delaware as the Board shall designate by resolution. In the absence of such designation, stockholders’ meetings shall be held at the principal executive office of the Corporation.

Section 2.2 Annual Meetings.

The annual meeting of the stockholders for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held at such time, date and place as determined by resolution of the Board.

Notice of each meeting of the stockholders shall be given by the Corporation either personally or by mail or other lawful means to each stockholder of record entitled to vote at such meeting not less than ten (10) days nor more than sixty (60) days before each annual meeting. Such notices shall specify the place, the day and the hour of such meeting, the names of the nominees for election and those matters which the Board intends to present for action by the stockholders, and shall state such other matters, if any, as may be expressly required by statute. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail with postage thereon prepaid, addressed to the stockholder at such stockholder’s address as it appears on the books of the Corporation. Without limiting the foregoing, any notice to stockholders given by the Corporation pursuant to these Bylaws shall be effective if given by a form of electronic transmission consented to by the stockholder to whom the notice is given. Any previously scheduled annual meeting of the stockholders may be postponed by resolution of the Board.

Section 2.3 Special Meetings.

(a)    Special meetings of the stockholders of the Corporation (1) may be called for any purpose(s) by or at the direction of the Board pursuant to a resolution adopted by the affirmative vote of a majority of the total number of directors then in office or by the Chairman of the Board or the President and (2) subject to and in compliance with the following provisions of this Section 2.3, shall be called by the Secretary upon the written request of any person(s) (each, a “Proposing Person”) who is entitled to cause the Secretary to call a special meeting of stockholders of the Corporation under Article FIFTEENTH of the Corporation’s Restated Certificate of Incorporation, as the same may be amended, restated or supplemented from time to time. Except in accordance with this Section 2.3, stockholders shall not be permitted to propose business to be brought before a special meeting of the stockholders.

(b)    In order for a special meeting of stockholders to be validly called pursuant to Section 2.3(a)(2) of these Bylaws (a “Stockholder Requested Special Meeting”), one or more written requests for a special meeting (each a “Special Meeting Request” and collectively, the “Special Meeting Requests”) must be signed by the Proposing Person or Persons having the Requisite Percentage, as defined below, and delivered to the Secretary at the principal executive offices of the Corporation by registered mail, return receipt requested, in accordance with this Section 2.3(b). In determining whether a Stockholder Requested Special Meeting has been validly called, multiple Special Meeting Requests delivered to the Secretary will be considered together only if each Special Meeting Request identifies the same purpose or purposes of the Stockholder Requested Special Meeting and the same matters proposed to be acted on at such meeting (in each case as determined in good faith by the Board), and such Special Meeting Requests have been dated and delivered to the Secretary within 60 days of the earliest dated Special Meeting Request. Any Proposing Person may revoke his, her or its Special Meeting Request at any time by written revocation delivered to the Secretary at the principal executive offices of the Corporation.

(c)    To be in proper form for purposes of this Section 2.3, each Special Meeting Request shall:

(1)    set forth (A) the name and address, as they appear on the Corporation’s books, of each Proposing Person, (B) the number and class of the shares of Voting Stock held of record by each such Proposing Person, (C) if different from the Proposing Person, the name and address of the Beneficial Owner of such Voting Stock, and (D) if the Proposing Person is acting on behalf of and at the direction of the Beneficial Owner of such Voting Stock, a statement to that effect and the written authorization of such Beneficial Owner to act on behalf of such Beneficial Owner.

(2)    bear the date of signature of each Proposing Person signing the Special Meeting Request; and

(3)    include (A) a statement of the specific purpose or purposes of the Stockholder Requested Special Meeting, the matter or matters proposed to be acted on at the Stockholder Requested Special Meeting, the reasons for conducting such business at the Stockholder Requested Special Meeting, and a description of any material interest in such business or proposal of such Proposing Stockholder or the Beneficial Owner of the applicable Voting Stock including all agreements, arrangements or understandings between or among such Proposing Stockholder or such Beneficial Owner, or any affiliates or associates of such person, and any other person or persons (including their names) in connection with the proposal of such business; (B) the text of any proposal or business that the Proposing Person or Persons are requesting be considered at the Stockholder Requested Special Meeting (including the text of any resolutions proposed to be considered and, in the event that such business includes a proposal to amend these Bylaws or the Corporation’s certificate of incorporation, the language of the proposed amendment); (C) an acknowledgment of each Proposing Person that any disposition by such Proposing Person after the date of the Special Meeting Request of any shares of Voting Stock shall be deemed a revocation of the Special Meeting Request with respect to such shares and that such shares will no longer be included in determining whether the Requisite Percentage has been satisfied, and a commitment by such Proposing Person to continue to satisfy the Requisite Percentage through the date of the Stockholder Requested Special Meeting and to notify the Corporation upon any disposition of any shares of Voting Stock; (D) whether and the extent to which any derivative instrument, swap, option, warrant, short interest, hedge or profit interest or other transaction has been entered into by or on behalf of a Proposing Person or Beneficial Owner or any affiliates or associates of such person, with respect to shares of the Corporation; (E) as to each person whom the Proposing Person proposes to nominate for election or re-election as a director, the information relating to such person that would be required to be disclosed in a solicitation of proxies for election of directors in a contested election (even if an election contest is not involved), or is otherwise required, in each case pursuant to Regulation 14A (or any successor provision) under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “Exchange Act”) (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and (F) such other information and representations, to the extent applicable, regarding each Proposing Person and the Beneficial Owner of the Voting Stock as to which the Proposing Person holds record ownership and the matters proposed to be acted on at the Stockholder Requested Special Meeting, that would be required to be disclosed in connection with a solicitation of proxies to vote at the applicable special meeting, pursuant to Regulation 14A (or any successor provision) under the Exchange Act.

(d)    Any Proposing Person who delivers a valid Special Meeting Request shall update and supplement such request, if necessary, so that the information provided or required to be provided in such request shall be true and correct (1) as of the record date for notice of the Stockholder Requested Special Meeting and (2) as of the date that is 15 days prior to the Stockholder Requested Special Meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to the Secretary at the principal executive offices of the Corporation not later than 5 days after the record date for the Stockholder Requested Special Meeting (in the case of the update and supplement required to be made as of the record date), and not later than 10 days prior to the date for the Stockholder Requested Special Meeting or, if practical, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the Stockholder Requested Special Meeting has been adjourned or postponed) (in the case of the update and supplement required to be made as of 15 days prior to the Stockholder Requested Special Meeting or any adjournment or postponement thereof).

(e)    The Secretary shall not be required to call a Stockholder Requested Special Meeting pursuant to a Special Meeting Request if:

(1)    the Special Meeting Request relates to an item of business that is not a proper subject for stockholder action under applicable law;

(2)    the Special Meeting Request is received by the Corporation during the period commencing 90 days prior to the first anniversary of the date of the immediately preceding annual meeting and ending immediately following the final adjournment of the next annual meeting;

(3)    an identical or substantially similar item (a “Similar Item”) was presented at any meeting of stockholders held within 150 days prior to receipt by the Corporation of such Special Meeting Request (and, for purposes of this clause (3), the nomination, election or removal of directors shall be deemed a “Similar Item” with respect to all items of business involving the nomination, election or removal of directors, the changing the size of the Board and the filling of vacancies and/or newly created directorships);

(4)    a Similar Item is already included in the Corporation’s notice as an item of business to be brought before a meeting of the stockholders that has been called but not yet held; or

(5)    such Special Meeting Request was made in a manner that involved a violation of Regulation 14A under the Exchange Act (as hereinafter defined), or other applicable law.

In addition, if a Stockholder Requested Special Meeting is validly called in compliance with this Section 2.3, the Board may (in lieu of calling the Stockholder Requested Special Meeting) present a Similar Item or Similar Items for stockholder approval at any other meeting of stockholders (annual or special) that is held within 90 days after the Corporation receives Special Meeting Requests sufficient to call a Stockholder Requested Special Meeting in compliance with this Section 2.3; and, in such case, the Secretary shall not be required to call the Stockholder Requested Special Meeting.

(f)    Any special meeting of stockholders, including any Stockholder Requested Special Meeting, shall be held at such date, time and place as may be fixed by the Board in accordance with these Bylaws and in compliance with applicable law; provided that a Stockholder Requested Special Meeting shall be held within 90 days after the Corporation receives one or more valid Special Meeting Requests in compliance with this Section 2.3 from Proposing Persons having the Requisite Percentage; provided further, that the Board shall have the discretion to (1) call an annual or special meeting of stockholders (in lieu of calling the Stockholder Requested Special Meeting) in accordance with the last sentence of Section 2.3(e) of these Bylaws or (2) cancel any Stockholder Requested Special Meeting that has been called but not yet held for any of the reasons set forth in Section 2.3(e) of these Bylaws.

(g)    Business transacted at any Stockholder Requested Special Meeting shall be limited to the purpose(s) stated in the valid Special Meeting Request(s); provided that nothing herein shall prohibit the Board from submitting matters to the stockholders at any Stockholder Requested Special Meeting. A Proposing Person who submitted a Special Meeting Request (or Qualified Representative thereof) shall be required to appear in person at the Stockholder Requested Special Meeting and present to stockholders the matters that were specified in the Special Meeting Request and included in the notice of the meeting. If no such Proposing Person or Qualified Representative appears in person at the Stockholder Requested Special Meeting to present such matters to stockholders, the Corporation need not present such matters for a vote at such meeting.

(h)    For purposes of this Section 2.3:

(1)    The term “Proposing Person” or “Proposing Persons” shall mean the record holder or record holders of the Voting Stock who submit(s) a Special Meeting Request.

(2)    The term “Beneficial Owner” refers to beneficial ownership as defined in Rule 13d-3 (without regard to the 60-day provision in paragraph (d)(1)(i) thereof) under the Exchange Act.

(3)    The term “Qualified Representative” of a Proposing Person shall be, if such Proposing Person is (A) a general or limited partnership, any general partner or person who functions as a general partner of the general or limited partnership or who controls the general or limited partnership, (B) a corporation, a duly appointed officer of the corporation, (C) a limited liability company, any manager or officer (or person who functions as an officer) of the limited liability company or any officer, director, manager or person who functions as an officer, director or manager of any entity ultimately in control of the limited liability company or (D) a trust, any trustee of such trust.

(4)    The term “Requisite Percentage” means the minimum amount of Voting Stock that a Proposing Person or Persons must hold in order to call a special meeting under Article FIFTEENTH of the Corporation’s Restated Certificate of Incorporation, as the same may be amended, supplemented or restated from time to time.

(5)    The term “Voting Stock” shall have the meaning set forth in the Corporations’ Restated Certificate of Incorporation, as the same may be amended, supplemented or restated from time to time.

(i)    Nothing contained in this Section 2.3 of these Bylaws shall be deemed to affect any rights of stockholders to request inclusion of any proposal in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act (or any successor provision).

(j)    In the event a special meeting of stockholders is called by the Board, the Chairman of the Board or the President for the purpose of electing one or more directors, nominations may be made by any stockholder who is a stockholder of record on the date notice of the special meeting of stockholders is first given to stockholders, who is a stockholder of record on the record date for the determination of stockholders entitled to notice of and to vote at such special meeting and who complies with the following sentence. Any stockholder who satisfies the requirements of the previous sentence and who desires to make a nomination under this Section 2.03(j) at such special meeting of stockholders (a “Meeting Nomination”) shall deliver written notice of such stockholder’s intention to make such Meeting Nomination to the Secretary of the Corporation at the principal executive office of the Corporation not earlier than the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the day on which public announcement (as defined in Section 2.04) is first made of the date of the special meeting and of the nominees proposed by the Board to be elected at such meeting. The Meeting Nomination shall include, to the extent applicable, the information described in Section 2.3(c).

Section 2.4 Nomination and Stockholder Business.

(a)    Annual Meetings of the Stockholders.

(1)    Nominations of persons for election to the Board and the proposal of business to be considered by the stockholders may be made at an annual meeting of the stockholders (A) pursuant to the Corporation’s notice of meeting delivered pursuant to Section 2.2 of these Bylaws, (B) by or at the direction of the Board, or (C) by any stockholder of the Corporation who is a stockholder of record at the time of giving of notice provided for in this Section 2.4, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 2.4.

(2)    For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (C) of subparagraph (a)(1) of this Section 2.4, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive office of the Corporation not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced or delayed by more than 30 days from such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. In no event will the public announcement of an adjourned or postponed meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. Such stockholder’s notice shall set forth (A) as to each person whom the stockholder proposes to nominate for election or re-election as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (B) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to brought before the meeting (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the Bylaws of the Corporation, the language of the proposed amendment), the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (C) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the Corporation’s books, and of such beneficial owner, (ii) the class and number of shares of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner, (iii) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination, and (iv) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends (a) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or (b) otherwise to solicit proxies from stockholders in support of such proposal or nomination. The foregoing notice requirements shall be deemed satisfied by a stockholder if the stockholder has notified the Corporation of his or her intention to present a proposal at an annual meeting in compliance with Rule 14a-8 (or any successor thereof) promulgated under the Exchange Act and such stockholder’s proposal has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such annual meeting. The Corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Corporation.

(3)    Notwithstanding anything in the second sentence of subparagraph (a)(2) of this Section 2.4 to the contrary, in the event that the number of directors to be elected to the Board of the Corporation is increased and there is no public announcement naming all of the nominees for Director or specifying the size of the increased Board made by the Corporation at least 100 days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this Section 2.4 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive office of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation.

(b)    Special Meetings of Stockholders. Nominations of persons for election to the Board at special meetings of stockholders and proposals of business to be considered at special meetings of stockholders shall be made in accordance with the provisions of Section 2.3 of these Bylaws.

(c)    General.

(1)    Only such persons who are nominated in accordance with the procedures set forth in this Section 2.4 and in Section 2.3 shall be eligible to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 2.4 and in Section 2.3. Except as otherwise provided by law, the Chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this Section 2.4 and in Section 2.3 and, if any proposed nomination or business is not in compliance with this Section 2.4 or Section 2.3, to declare that such defective proposal shall be disregarded. Notwithstanding the foregoing provisions of this Section 2.4 or Section 2.3, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present a nomination or business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation.

(2)    For purposes of this Section 2.4, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act.

(3)    Notwithstanding the foregoing provisions of this Section 2.4, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 2.4. Nothing in this Section 2.4 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

Section 2.5 Waiver of Notice.

Transactions at a meeting of stockholders, however called and noticed and wherever held, shall be valid as though transacted at a meeting duly held after regular call and notice if a quorum is present either in person or by proxy, and if, either before or after the meeting, each of the persons entitled to vote, not present at the meeting in person or by proxy, gives a waiver of notice. Attendance by a person at a meeting shall constitute a waiver of notice of such meeting, except when the person objects, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened, and except that attendance at a meeting is not a waiver of any right to object to the consideration of matters required by law to be in the notice of the meeting but not so included, if that objection is expressly made at the meeting. All such waivers, consents, or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

The waiver of notice need not specify either the business to be transacted or the purpose of any annual or special meeting of stockholders.

Section 2.6 Quorum.

A majority of the voting power of the outstanding shares of stock entitled to vote at the meeting, represented in person or by proxy, constitutes a quorum for the transaction of business. No business may be transacted at a meeting in the absence of a quorum other than the adjournment of such meeting, except that if a quorum is present at the commencement of a meeting, business may be transacted until the meeting is adjourned even though the withdrawal of stockholders results in less than a quorum. If a quorum is present at a meeting, the affirmative vote of a majority of the voting power of the outstanding shares of stock entitled to vote at the meeting, represented at the meeting, shall be the act of the stockholders unless the vote of a larger number is required by law, the Corporation’s Certificate of Incorporation or these Bylaws. If a quorum is present at the commencement of a meeting but the withdrawal of stockholders results in less than a quorum, the affirmative vote of the voting power of the outstanding shares of stock entitled to vote at the meeting, required to constitute a quorum, shall be the act of the stockholders unless the vote of a larger number is required by law, the Corporation’s Certificate of Incorporation or these Bylaws. Any meeting of stockholders, whether or not a quorum is present, may be adjourned to a later date and time and the same or different place by the Chairman of the meeting or by the vote of voting power of the outstanding shares of stock entitled to vote at the meeting, represented at the meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 2.7 Notice of Adjourned Meetings.

Notice of an adjourned meeting need not be given if (a) the meeting is adjourned for thirty (30) days or less, (b) the time and place of the adjourned meeting are announced at the meeting at which the adjournment is taken, and (c) no new record date is fixed for the adjourned meeting. Otherwise, notice of the adjourned meeting shall be given as in the case of an original meeting.

Section 2.8 Voting.

Except as provided below or as otherwise provided by the Corporation’s Certificate of Incorporation or by law, a stockholder shall be entitled to one vote for each share held of record on the record date fixed for the determination of the stockholders entitled to vote at a meeting or, if no such date is fixed, the date determined in accordance with law. If any share is entitled to more or less than one vote on any matter, all references herein to a majority or other proportion of shares shall refer to a majority or other proportion of the voting power of shares entitled to vote on such matter. The Board, in its discretion, or the officer presiding at a meeting of stockholders in his or her discretion, may require that any votes cast at such meeting, including a vote for directors, be by written ballot.

Section 2.9 Proxies.

Except as otherwise provided in the Corporation’s Certificate of Incorporation or by law, a stockholder may be represented at any meeting of stockholders by a written proxy signed by the person entitled to vote or by such person’s duly authorized attorney-in-fact. A proxy must bear a date within one (1) year prior to the meeting, unless the proxy specifies a different length of time. A revocable proxy is revoked by a writing delivered to the Secretary of the Corporation stating that the proxy is revoked or by a subsequent proxy executed by, or attendance at the meeting and voting in person by, the person executing the proxy.

Section 2.10 Inspectors of Election.

(a)    In advance of a meeting of stockholders, the Board may appoint inspectors of election to act at the meeting. If inspectors of election are not so appointed, or if any persons so appointed fail to appear or refuse to act, the Chairman of the meeting may, and on request of a stockholder shall, appoint inspectors of election (or persons to replace those who so fail or refuse) for the meeting. The number of inspectors shall be either one or three. If appointments are to be made at a meeting on the request of a stockholder, the majority of stockholder votes represented in person or by proxy shall determine whether the number of inspectors shall be one or three. Each inspector, before discharging his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability.

(b)    Such inspectors of election shall: (i) determine the number of shares outstanding, the number of shares represented at the meeting, the voting power of each share, the existence of a quorum, and the validity of proxies; (ii) receive votes, ballots, or consents; (iii) hear and determine all challenges and questions arising in connection with the right to vote; (iv) count and tabulate votes or consents; (v) determine the result of an election; (vi) determine and retain for a reasonable period of time the disposition of any challenges made to any determination by the inspectors; (vii) certify their determination of the number of shares of capital stock of the Corporation represented at the meeting and their count of all votes and ballots; (viii) do such other acts as may be proper in order to conduct the election with fairness to all stockholders; and (ix) perform such other duties as may be prescribed by law. The Chairman of the meeting shall announce at the meeting the date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at the meeting. If there are three inspectors of election, the decision of a majority shall be effective in all respects as the decision of all.

Section 2.11 List of Stockholders.

The Secretary of the Corporation shall prepare and make, at least ten (10) days before every meeting of the stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. If the meeting is held at a place, then the list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communications, then the list shall be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of meeting.

ARTICLE III
DIRECTORS

Section 3.1 Powers and Duties.

(a)    The business and affairs of the Corporation shall be managed and all corporate powers shall be exercised, by or under the direction of the Board, subject to any limitations contained in these Bylaws, the Corporation’s Certificate of Incorporation or the General Corporation Law of the State of Delaware (the “General Corporation Law”). The Board may delegate the management of the day-to-day operation of the business of the Corporation, provided that the business and affairs of the Corporation shall remain under the ultimate direction of the Board.

Section 3.2 Number and Qualification of Directors.

Subject to the limitations set forth in the Corporation’s Certificate of Incorporation, the Board shall consist of such number of directors as shall be determined from time to time by resolution of the Board. Until otherwise determined by such resolution, the number of directors of the Corporation shall be nine (9).

In the event of any increase or decrease in the authorized number of directors, (i) each director then serving as such shall nevertheless continue as a director of the class of which he or she is a member until the expiration of his or her current term, or his or her prior death, retirement, resignation or removal, and (ii) if the Board of Directors is then classified, the newly created or eliminated directorships resulting from such increase or decrease shall be apportioned by the Board of Directors among the three classes of directors so as to maintain such classes as nearly equal as possible. Commencing with the third annual meeting of stockholders following the annual meeting of stockholders held in 2013, the classification of the Board of Directors shall cease.

Section 3.3 Term of Office; Voting in Director Elections; Resignation.
(a)    Each director shall serve until his or her successor is duly elected and qualified or until his or her death, resignation or removal.
(b)    Except as provided in Section 3.3(c) and Section 3.4, each director shall be elected by the vote of the majority of the votes cast with respect to that director's election at any meeting for the election of directors at which a quorum is present. For purposes of these by-laws, a majority of the votes cast means that the number of shares voted "for" a director must exceed the number of shares voted “against” that director. “Abstentions” and “broker non-votes” shall not be counted as votes cast with respect to a director’s election.

(c)    In any contested election, the nominees receiving a plurality of the votes cast by holders of shares represented in person or by proxy at any meeting at which a quorum is present and entitled to vote on the election of directors shall be elected. For purposes of these by-laws, a "contested election" shall exist if the number of nominees for election as directors at the meeting in question nominated by (i) the Board, (ii) any stockholder, or (iii) a combination thereof exceeds the number of directors to be elected. The determination as to whether an election is a contested election shall be made as of the record date for the meeting in question. Once an election is determined to be a contested election, the plurality standard shall remain in effect through the completion of the meeting, regardless whether the election ceases to be a contested election after the record date but prior to the meeting.
(d)    In any uncontested election for directors, in order for any person to become a nominee for the Board, such person must submit an irrevocable resignation to the Board, contingent upon (i) that person not receiving a majority of the votes cast, and (ii) acceptance of the resignation by the Board in accordance with policies and procedures adopted by the Board.
(e)    If any nominee in an uncontested election does not receive a majority of the votes cast, the Board, acting on the recommendation of the Nominating and Governance Committee of the Board, shall, within 90 days of receiving the certified vote pertaining to such election, determine whether to accept the resignation of such unsuccessful nominee, and in making this determination the Board may consider any factors or other information that it deems appropriate or relevant. The Nominating and Governance Committee and the Board expect an unsuccessful incumbent to voluntarily recuse himself or herself from participation in such deliberations. The Corporation shall promptly publicly disclose the Board’s decision and, if applicable, the reasons for rejecting the tendered resignation, in a Report on Form 8-K filed with the Securities and Exchange Commission.

Section 3.4 Resignation and Vacancies.

(a)    A director may resign by giving written notice to the Board, the Chairman of the Board, the Vice Chairman of the Board, the President or the Secretary. Such resignation shall take effect upon receipt of such notice or at a later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. If the resignation of a director is effective at a future time, the Board may elect a successor to take office when the resignation becomes effective.

(b)    Should a vacancy occur or be created, whether arising through death, resignation or removal of a director, or through an increase in the number of directors, such vacancy shall be filled by a majority vote of the remaining members of the Board. If the Board of Directors is then classified, a director so elected to fill a vacancy shall serve for the remainder of the then present term of office of the class to which he or she is elected and, if the Board of Directors is not then classified, a director so elected to fill a vacancy shall serve until the next annual meeting of stockholders at which directors are elected and, in either case, until his or her successor is duly elected and qualified.

Section 3.5 Place of Meeting.

The Board may by resolution designate a place within or outside the State of Delaware, including a location in Wilmington, Ohio or any other location, where a regular or special meeting of the Board shall be held. In the absence of such designation, meetings of the Board shall be held at a location in Wilmington, Ohio designated by the Chairman of the Board.

Section 3.6 Meetings by Conference Telephone.

A meeting of the Board may be held through the use of conference telephone or other communications equipment, so long as all members participating in such meeting can hear one another. Participation in such a meeting shall constitute presence at such meeting. Directors are entitled to participate in any and all Board meetings through the use of conference telephone or other communications equipment. No director shall be excluded from any Board meeting or any portion of a Board meeting because such director elects to participate though the use of conference telephone or other communications equipment and the Corporation shall make all necessary arrangements to allow directors to participate in Board meetings through the use of a conference telephone or other communications equipment. No notice of meeting shall require any director to attend a Board meeting in person.

Section 3.7 Meetings.

Meetings of the Board of Directors shall be held at the times fixed by resolutions of the Board or upon call of the Chairman of the Board or of the President or any three directors. The Secretary or officer performing his or her duties shall give reasonable notice (which shall not in any event be less than two (2) days) of all meetings of directors, provided that a meeting may be held without notice immediately after the annual meeting of the stockholders for the election of directors, and notice need not be given of regular meetings held at times fixed by resolution of the Board. Meetings may be held at any time without notice if all of the directors are present or if those not present waive notice either before or after the meeting. Notice by mail, telecopy or telegraph to the usual business or residence address of the directors not less than the time above specified before the meeting shall be sufficient.

Section 3.8 Waiver of Notice.

Transactions at any meeting of the Board, however called and noticed and wherever held, shall be valid as though transacted at a meeting duly held, after regular call and notice, if (i) a quorum is present, (ii) no director present protests lack of notice prior to the commencement of the meeting, and (iii) each director not present at the meeting gives a written waiver of notice, a consent to holding such meeting, or an approval of the minutes thereof. All such waivers shall be filed with the corporate records or made a part of the minutes of the meeting.

Section 3.9 Quorum.

A majority of the authorized number of directors shall constitute a quorum for the transaction of business. Except as otherwise provided by the Corporation’s Certificate of Incorporation or these Bylaws, every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present is the act of the Board. A majority of the directors present at a meeting, whether or not a quorum is present, may adjourn the meeting to another time and place.

Section 3.10 Adjournment and Notice Thereof.

Any meeting of the Board, whether or not a quorum is present, may be adjourned by a majority vote of the directors present. If the meeting is adjourned for more than 24 hours, notice of any adjournment to another time or place shall be given prior to the time of the adjourned meeting to the directors who were not present at the time of the adjournment.

Section 3.11 Action Without Meeting.

Any action required or permitted to be taken by the Board may be taken without a meeting if all members of the Board individually or collectively consent to such action in writing in accordance with applicable law. Any consent in writing or by electronic transmission shall be filed with the minutes of the proceedings of the Board. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form. Such action by written consent shall have the same force and effect as a unanimous vote of the directors at a duly held meeting of the Board.

Section 3.12 Compensation.

Directors and members of committees may be paid such compensation for their services as may be determined by resolution of the Board. This section shall not be construed to preclude any director from serving the Corporation in any other capacity as an officer, agent, employee, or otherwise, and receiving compensation for those services.

Section 3.13 Committees.

(a)    The Board may, by resolution adopted by a majority of the authorized number of directors, designate one or more committees, each consisting of two or more directors, to serve at the pleasure of the Board. In the absence or disqualification of any member of a committee of the Board, the other members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board to act in the place of such absent or disqualified member. The Board may designate one or more directors as alternate members of a committee who may replace any absent member at any meeting of the committee. To the extent permitted by resolution of the Board, a committee may exercise all of the authority of the Board to the extent permitted by Section 141(c)(2) of the General Corporation Law, except with respect to:

(1) the approval of any action which, under the General Corporation Law, also requires stockholders’ approval or approval of the outstanding shares;

(2) the filling of vacancies on the Board or in any committee;

(3) the fixing of compensation of the directors for serving on the Board or on any committee;

(4) the amendment or repeal of the Bylaws or the adoption of new Bylaws;

(5) the amendment or repeal of any resolution of the Board;

(6) a distribution to the stockholders of the Corporation, except at a rate or in a periodic amount or within a price range determined by the Board; or

(7) the appointment of any other committees of the Board or the members of these committees.

(b)    Meetings and actions of committees shall be governed by, and held and taken in accordance with, the applicable provisions of Article III of these Bylaws, including Section 3.5 (place of meeting), Section 3.6 (meetings by conference telephone), Section 3.7 (meetings), Section 3.8 (waiver of notice), Section 3.9 (quorum), Section 3.10 (adjournment and notice), and Section 3.11 (action without meeting), with such changes in the context of those Bylaws as are necessary to substitute the committee and its members for the Board and its members, except that (i) the time of regular meetings of committees may be determined either by resolution of the Board or by resolution of the committee, (ii) special meetings of committees may also be called by resolution of the Board or by resolution of the committee and (iii) notice of special meetings of committees shall also be given to all alternate members, who shall have the right to attend all meetings of the committee. The Board may adopt rules for the government of any committee not inconsistent with the provisions of these Bylaws.

Section 3.14 Right of Inspection.

Each director shall have the right at any reasonable time to inspect and copy all books, records and documents of every kind and to inspect the physical properties of the Corporation and its subsidiary corporations, domestic or foreign. Such inspection by a director may be made in person or by agent or attorney and includes the right to copy and make extracts.

ARTICLE IV
OFFICERS

Section 4.1 Officers.

The Corporation shall have (i) a Chairman of the Board or a President (or both), (ii) a Vice President, (iii) a Secretary, and (iv) a Chief Financial Officer. The Corporation may also have, at the discretion of the Board, one or more other Vice Presidents, one or more Assistant Secretaries, a Treasurer, one or more Assistant Treasurers, and such other officers as the Board may deem appropriate. Any number of offices may be held by the same person.

Section 4.2 Additional Officers.

Officers other than the Chairman of the Board, the President, the Secretary and the Chief Financial Officer are herein referred to as Additional Officers. The Board may elect, and may empower the President to appoint, such Additional Officers as the Board may deem appropriate. Each Additional Officer shall hold office for such period, shall have such authority, and shall perform such duties, as are provided in these Bylaws or as the Board may designate.

Section 4.3 Election and Term.

Except as otherwise herein provided, the officers of the Corporation shall be elected by the Board at its regular organizational meeting or at a subsequent meeting. Each officer shall hold office at the pleasure of the Board, or until his or her death, resignation or removal.

Section 4.4 Resignation and Removal.

(a)    An officer may resign at any time by giving written notice to the Corporation. Such resignation shall be without prejudice to any rights the Corporation may have under any contract to which the officer is a party. Such resignation shall take effect upon the receipt of such notice or at a later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

(b)    The Board may remove any officer with or without cause, and such action shall be conclusive upon the officer so removed. The Board may authorize any officer to remove subordinate officers. Any removal shall be without prejudice to rights the officer may have under any employment contract with the Corporation.

Section 4.5 Vacancies.

A vacancy in any office because of death, resignation, removal, disqualification, or any other cause shall be filled in the manner prescribed in these Bylaws for election or appointment to such office.

Section 4.6 Chairman of the Board; Chief Executive Officer.

The Chairman of the Board shall preside at all meetings of the Board at which he or she is present and shall exercise and perform such other powers and duties as may be prescribed by the Board or Bylaws. Even if there is a President, the Chairman of the Board shall in addition be the Chief Executive Officer of the Corporation unless another person shall have been appointed as Chief Executive Officer. The Chief Executive Officer of the Corporation shall have and be vested with general supervisory power and authority over the business and affairs of the Corporation. He or she shall see that all orders and resolutions of the Board are carried into effect. The Chief Executive Officer shall sign or countersign or authorize another officer of the Corporation to sign all certificates contracts, and other instruments of the Corporation as authorized by the Board, shall make reports to the Board and stockholders and shall perform all such other duties as may be directed by the Board or the Bylaws.

The President shall, in the event of absence, disability or refusal to act of the Chief Executive Officer, perform the duties and exercise the powers of the Chief Executive Officer, and shall have such powers and discharge such duties as may be assigned from time to time by the Board.

Section 4.7 Vice Chairman.

The Vice Chairman of the Board shall not be an officer of the Corporation. If the Board appoints a Vice Chairman of the Board, he or she shall, in the absence or disability of the Chairman of the Board, perform the duties and exercise the powers of the Chairman of the Board and shall perform such other duties and possess such other powers as are assigned by the Board.

Section 4.8 President.

The President shall have and be vested with general supervisory power and authority over the business and affairs of the Corporation and shall perform all such duties as may be directed by the Board or these Bylaws, subject at all times to the authority of the Chief Executive Officer. The President shall also have and exercise all of the duties, power and authority prescribed for the Chief Executive Officer except with respect to such specific authority as is reserved for the Chief Executive Officer.

Section 4.9 Vice Presidents.

Vice Presidents shall have such powers and duties as may be prescribed by the Board or the President. A Vice President designated by the Board shall, in the absence or disability of the

President, perform all the duties of the President; and when so acting such Vice President shall have all the powers of the President.

Section 4.10 Chief Financial Officer.

The Chief Financial Officer shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the Corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings, and shares. The books of account shall at all reasonable times be open to inspection by any director.

The Chief Financial Officer shall deposit all monies and other valuables in the name and to the credit of the Corporation with such depositaries as may be designated by the Board. He shall disburse the funds of the Corporation as may be ordered by the Board, shall render to the President and directors, whenever they request it, an account of all of his or her transactions as Chief Financial Officer and of the financial condition of the Corporation, and shall have other powers and perform such other duties as may be prescribed by the Board or the Bylaws.

If there be any Treasurer, the Treasurer shall, in the event of absence, disability or refusal to act of the Chief Financial Officer, perform the duties and exercise the powers of the Chief Financial Officer, and shall have such powers and discharge such duties as may be assigned from time to time by the President or by the Board.

Section 4.11 Secretary.

(a)    The Secretary shall keep or cause to be kept full and accurate records of all meetings of stockholders and all meetings of directors. Such records shall include books of minutes of all meetings of stockholders, meetings of the Board, and meetings of committees. The information in such books of minutes shall include the names of those present at Board and committee meetings and the number of shares represented at stockholders’ meetings.

(b)    The Secretary shall give or cause to be given notice of all meetings of stockholders, of the Board, and of any committees, whenever such notice is required by law or these Bylaws.

(c)    The Secretary shall keep or cause to be kept at the principal executive office, or at the office of the Corporation’s transfer agent or registrar if either be appointed, a share register, or a duplicate share register, showing the names of the stockholders and their addresses, the number and classes of shares held by each, the number and date of certificates issued for such shares, and the number and date of cancellation of every certificate surrendered for cancellation.

(d)    The Secretary shall keep or cause to be kept a copy of the Bylaws of the Corporation at the principal executive office.

(e)    The Secretary shall keep the corporate seal in safe custody.

(f)    The Secretary shall have all the powers and duties ordinarily incident to the office of a secretary of a corporation and such other duties as may be prescribed by the Board.

(g)    If there be any Assistant Secretaries, one or more Assistant Secretaries, in order of seniority, shall, in the event of the absence, disability or refusal to act of the Secretary, perform the duties and exercise the powers of the Secretary, and shall have such powers and discharge such duties as may be assigned from time to time by the President or by the Board.

Section 4.12 Compensation.

The Board may fix, or may appoint a committee to fix, the compensation of all officers and employees of the Corporation. The Board may authorize any officer upon whom the power of appointing subordinate officers may have been conferred to fix the compensation of such subordinate officers.

ARTICLE V
DIVIDENDS AND FINANCE

Section 5.1 Dividends.

(a)    Dividends upon the capital stock of the Corporation, subject to the provisions of the Corporation’s Certificate of Incorporation, if any, may be declared by the Board at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Corporation’s Certificate of Incorporation.

(b)    Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the directors shall think conducive to the interest of the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

Section 5.2 Deposits and Withdrawals.

The monies of the Corporation shall be deposited in the name of the Corporation in such bank or banks or trust company or trust companies as the Board shall designate, and shall be drawn out only by check signed by persons designated by resolutions of the Board.

Section 5.3 Fiscal Year.

The fiscal year of the Corporation shall begin the first day of January and end on the last day of December of each year.

ARTICLE VI
MISCELLANEOUS

Section 6.1 Record Date.

The Board may fix a time, in the future, not more than sixty (60) nor less than ten (10) days prior to the date of any meeting of stockholders, nor more than sixty (60) days prior to the date fixed for the payment of any dividend or distribution, or for the allotment of rights, or when any change or conversion or exchange of shares shall go into effect, as a record date for the determination of the stockholders entitled to notice of and to vote at any such meeting, or entitled to receive any such dividend or distribution, or such allotment of rights, or to exercise the rights in respect to any such change, conversion, or exchange of shares, and in such case except as provided by law, only stockholders of record on the date so fixed shall be entitled to notice of and to vote at such meeting or to receive such dividend, distribution or allotment of rights, or to exercise such rights as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after any record date fixed as aforesaid. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting unless the Board fixes a new record date.

Section 6.2 Maintenance of Share Register.

The Corporation shall keep at its principal executive office, or at the office of its transfer agent or registrar, if either be appointed and as determined by resolution of the Board, a record of its stockholders, giving the names and addresses of all stockholders and the number and class of shares held by each stockholder. The Corporation shall keep at its principal executive office, or at the office of its transfer agent or registrar, if either be appointed and as determined by resolution of the Board, the Foreign Stock Record as described in its Certificate of Incorporation, as it may be amended from time to time.

Section 6.3 Registered Stockholders.

Subject to Section (B) of Article Fifth of the Corporation’s Certificate of Incorporation, registered stockholders only shall be entitled to be treated by the Corporation as the holders in fact of the shares standing in their respective names and the Corporation shall not be bound to recognize any equitable or other claim to or interest in any share on the part of any other person, whether or not it shall have express or other notice thereof, except as expressly provided by the laws of the State of Delaware.

Section 6.4 Inspection of Bylaws.

The Corporation shall keep at its principal executive office the original or a copy of these Bylaws as amended to date, which copy shall be open to inspection by stockholders at reasonable times during office hours.

Section 6.5 Corporate Seal.

The corporate seal shall be circular in form, and shall have inscribed thereon the name of the Corporation, the date of its incorporation and the word “Delaware.”

Section 6.6 Certificates of Stock.

(a)    The shares of the capital stock of the Corporation shall be represented by a certificate or shall be uncertificated. Each certificate shall be signed in the name of the Corporation by (i) the Chairman of the Board, a Vice Chairman of the Board, the President, or a Vice President, and (ii) the Treasurer, an Assistant Treasurer, the Secretary, or an Assistant Secretary, and shall certify the number of shares owned by the stockholder and the class or series of such shares. Any of the signatures on the certificate may be facsimile. If any officer, transfer agent or registrar whose signature appears on the certificate shall cease to be such an officer, transfer agent or registrar before such certificate is issued, the certificate may be issued by the Corporation with the same effect as if such person continued to be an officer, transfer agent or registrar at the date of issue. Within a reasonable time after the issuance or transfer of uncertificated stock, the Corporation shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates pursuant to the General Corporation Law of the State of Delaware or a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

(b)    To the fullest extent permitted by law, certificates for shares may be issued prior to full payment under such restrictions and for such purposes as the Board may lawfully provide; provided, however, that on any certificate issued to represent any partly paid shares, the total amount of the consideration to be paid therefor and the amount paid thereof shall be stated.

(c)    The Corporation may issue (i) a new certificate or certificates of stock or (ii) uncertificated shares in place of any previously issued certificate alleged to have been lost, stolen or destroyed, upon such terms and conditions as the Board of Directors may prescribe, including the presentation of reasonable evidence of such loss, theft or destruction and the giving of such indemnity as the Board may require for the protection of the corporation or any transfer agent or registrar.

(d)    Prior to due presentation of transfers for registration in the stock transfer book of the Corporation, the registered owner of shares shall be treated as the person exclusively entitled to vote, to receive notice, and to exercise all other rights and receive all other entitlements of stockholders, except as may be provided otherwise by Delaware law.

Section 6.7 Execution of Written Instruments.

As used in these Bylaws, the term “written instruments” includes without limitation any note, mortgage, evidence of indebtedness, contract, share certificate, conveyance, and any assignment or endorsement of the foregoing. All written instruments shall be binding upon the Corporation if signed on its behalf by the Chief Executive Officer or if signed in such other manner as may be authorized by the Board, or within the agency power of the officer executing it, so long as the party seeking to enforce such obligations had no actual knowledge that the signing officer was without authority to execute such written instrument.

Section 6.8 Representation of Shares of Other Corporations.

The Chairman of the Board, President, any Vice President, the Secretary, the Chief Financial Officer and such other officers as the Board may designate by resolution are each authorized to exercise on behalf of the Corporation all rights incident to shares of any other corporation standing in the name of the Corporation.

Section 6.9 Construction.

Unless the context otherwise requires, the general provisions, rules of construction and definitions contained in the General Corporation Law shall govern the construction of these Bylaws. Without limiting the generality of this provision, the singular includes the plural, plural number includes the singular, and the term “person” includes both a corporation and a natural person.

Section 6.10 Amendment of These Bylaws.

Subject to any restrictions contained in the Corporation’s Certificate of Incorporation, these Bylaws, or any of them, may be amended, altered or repealed and new Bylaws may be adopted by the affirmative vote of at least 66 2/3% of the members of the Board, subject to repeal or change by action of the stockholders.